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                                                                    EXHIBIT 5.01


                       [HAYNES AND BOONE, LLP LETTERHEAD]




June 8, 1999


Tandy Corporation
100 Throckmorton Street, Suite 1800
Fort Worth, Texas 76102

Re: Registration Statement on Form S-4 of 1,083,766 shares of Common Stock, par value $1.00 per share, of Tandy Corporation ("Common Stock")

Ladies and Gentlemen:

We have acted as special counsel to Tandy Corporation, a Delaware corporation ("Tandy"), in connection with the registration statement being filed by Tandy with the Securities and Exchange Commission (the "Registration Statement") that covers 1,083,766 shares of Common Stock (the "Shares") proposed to be issued in connection with the merger (the "Merger") of LWT, Inc., a Delaware corporation and a wholly owned subsidiary of Tandy ("Merger Sub"), with and into AmeriLink Corporation, an Ohio corporation ("AmeriLink"), as described in the proxy statement/prospectus that is a part of the Registration Statement.

In connection therewith, we have examined (i) the Certificate of Incorporation and the Bylaws of Tandy, each as amended; (ii) minutes and records of the corporate proceedings of Tandy with respect to the approval of the Agreement and Plan of Reorganization referred to below and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents as we have deemed necessary for the expression of the opinion contained herein.

The opinion expressed herein is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares being registered under the Registration Statement, when issued pursuant to the Merger following approval of the Agreement and Plan of Reorganization, dated as of May 20, 1999 by and among Tandy, Merger Sub and AmeriLink, by the requisite vote of the shareholders of AmeriLink, will be validly issued, fully paid and nonassessable.




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Tandy Corporation
June 8, 1999
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We hereby consent to the filing of this opinion with the Securities and Exchange
Commission as Exhibit 5.1 to the Registration Statement on Form S-4 filed by Tandy and to the reference to our firm under the caption "Legal Matters" in the proxy statement/prospectus constituting a part of such Registration Statement.
In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours


/s/ Haynes and Boone, LLP

Haynes and Boone, LLP